UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   November 3, 2006

Matritech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 3, 2006, Matritech, Inc. entered into a Supply Agreement with Inverness Medical Innovations, Inc. on behalf of itself and its subsidiaries (“Inverness”) whereby Inverness has agreed to manufacture, or to utilize specified approved custom manufacturers, including Matritech’s current supplier, to manufacture and supply to Matritech units of Matritech’s NMP22® BladderChek® Test. The NMP22 BladderChek Test, a point-of-care test for the diagnosis and monitoring of bladder cancer, is Matritech’s most important source of revenue and revenue growth. Matritech has agreed to order specified product minimums during the first two years of the five year term of the agreement, which will automatically renew for additional one year periods unless terminated by either party for cause or unless timely notice of non-renewal is given by either party.

Inverness owns, controls or has licensed certain patent rights in the lateral flow area covering the professional field, which includes licensed health care providers and diagnostic laboratories. The NMP22 BladderChek Test uses lateral flow technology. Products that Matritech purchases from Inverness under the Supply Agreement may be resold, distributed and used in the professional field and Inverness has agreed not to assert any claim of infringement based on such resale, distribution and use. In addition, as part of this agreement, Inverness has agreed not to sue Matritech, its resellers, distributors and end-customers for any infringement of its lateral flow patent rights prior to November 3, 2006. A copy of the Supply Agreement redacted in accordance with a request for confidential treatment is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the Supply Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

On November 3, 2006, Matritech, Inc. also entered into a five year Distribution Agreement with Inverness appointing Inverness as its exclusive distributor for the non-prescription, over-the-counter (“OTC”), sale of Matritech’s NMP22 BladderChek Test in the United States. Under the Distribution Agreement, Matritech has agreed to secure all necessary regulatory approvals for the marketing and sale of the NMP22 BladderChek Test in the non-prescription OTC market in the United States and to be responsible for the conduct of necessary clinical trials and submission of all regulatory filings with the Food and Drug Administration (“FDA”) or elsewhere. Inverness has agreed to pay the cost of clinical trials above a set floor amount and to otherwise cooperate with Matritech in efforts to secure regulatory approval. Please note that the NMP22 BladderChek Test has not yet been approved by the FDA for non-prescription OTC sale and Inverness’ distribution of the test is subject to receipt of FDA approval. A copy of the Distribution Agreement redacted in accordance with a request for confidential treatment is attached hereto as Exhibit 10.2 and incorporated herein by reference. The description of the Distribution Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Supply Agreement dated November 3, 2006 by and between Matritech, Inc. and Inverness Medical Innovations, Inc. (portions redacted in accordance with request for confidential treatment).

10.2	Distribution Agreement dated November 3, 2006 by and between Matritech, Inc. and Inverness Medical Innovations, Inc. (portions redacted in accordance with request for confidential treatment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: November 9, 2006	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Supply Agreement dated November 3, 2006 by and between Matritech, Inc. and Inverness Medical Innovations, Inc. (portions redacted in accordance with request for confidential treatment).

10.2	Distribution Agreement dated November 3, 2006 by and between Matritech, Inc. and Inverness Medical Innovations, Inc. (portions redacted in accordance with request for confidential treatment).